EXHIBIT 24.1
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                                                            Exhibit 24.1

Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Vertex Interactive, Inc. Agreement with Strategic Growth International, Inc. dated January 24, 2000, Agreement with bcBlueprint dated January 25, 2000, Retainer Agreement with Law Office of Jeffrey D. Marks, Esq. P.C. dated February 28, 2000, Agreement with Law Office of Jeffrey D. Marks, Esq. P.C. dated May 4, 2000, Agreement with Kirby Simmonds International dated January 14, 2000, Directors Option Agreements with Gregory N. Thomas, Joseph R. Robinson, Wayne L. Clevenger and Denis Newman dated January 3, 2000 and Employees Option Agreements with Nicholas R. Toms and Hugo Biermann dated January 3, 2000, of our report dated January 10, 2000, with respect to the consolidated financial statements and schedule of Vertex Industries, Inc. (presently "Vertex Interactive, Inc.") as of September 30, 1999 and for the two months then ended included in its Transition Report (Form 10-K) for the period ended September 30, 1999, filed with the Securities and Exchange Commission.


/s/Ernst & Young LLP
MetroPark, New Jersey
May 19, 2000

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